MHM

Mayer Hoffman McCann P.C.

An Independent CPA Firm

399 Northwest Boca Raton Boulevard
Boca Raton, Florida 33432
(561) 392-7929 ph
(561) 391-3018 fx
www.mhm-pc.com

November 5, 2007

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01(a) of Innovative Software Technologies, Inc.'s Form 8-K dated November 5, 2007, and we agree with the statements made therein. We make no comment on the information contained in Item 4.01(b).

Sincerely,

Mayer Hoffman McCann P.C.

Mayer Hoffman McCann P.C.